UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2008

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Allscripts Healthcare Solutions, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 10, 2008, Allscripts Healthcare Solutions, Inc. (“Allscripts” which changed its name to Allscripts-Misys Healthcare Solutions, Inc. in connection with the closing of the previously announced transactions with Misys plc) completed the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 17, 2008 by and among Misys plc, Allscripts, Misys Healthcare Systems, LLC (“MHS”) and Patriot Merger Company, LLC. As a result of the completion of the Transactions, MHS became a wholly-owned subsidiary of Allscripts and Misys plc obtained a controlling interest in Allscripts. In connection with the closing of the Transactions, Allscripts issued an aggregate of 82,886,017 shares of its common stock to two subsidiaries of Misys, which as of the closing of the Transactions, represents approximately 56.8% of the number of outstanding shares of Allscripts common stock and 54.5% of the Fully Diluted Shares (as defined in the Merger Agreement) of Allscripts.

On October 9, 2008, Allscripts announced that The Nasdaq OMX Group, Inc (“Nasdaq”) informed Allscripts on October 9, 2008 of a change in the anticipated date on which shares of Allscripts common stock will trade without the right to receive the previously announced special cash dividend contemplated by the Merger Agreement. The date on which Allscripts common stock will trade without the right to the special cash dividend is now expected to be October 13, 2008. As previously announced, the record date for the special cash dividend contemplated by the Merger Agreement was October 9, 2008. Holders of Allscripts common stock who sell their shares through October 10, 2008 also will be selling their right to receive the special cash dividend. The payment of the special cash dividend is expected to occur on October 17, 2008.

On October 10, 2008, Allscripts announced that the per share amount of the special cash dividend is $5.23 per share of common stock.

A copy of the press releases issued by Allscripts announcing the change in the anticipated date on which Allscripts common stock will trade without the right to the special cash dividend and the per share amount of the special cash dividend are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
Exhibit 99.1	Press Release dated October 9, 2008

Exhibit 99.2	Press Release dated October 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: October 10, 2008	By:	/s/ Brian D. Vandenberg
Brian D. Vandenberg
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Press Release dated October 9, 2008

Exhibit 99.2	Press Release dated October 10, 2008